      As filed with the Securities and Exchange Commission on July 1, 1998

                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  PHYCOR, INC.

             (Exact Name of Registrant as Specified in its Charter)

          TENNESSEE                         8099                   62-1344801
(State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)    Identification
                                                                     Number)

                        30 BURTON HILLS BLVD., SUITE 400
                           NASHVILLE, TENNESSEE 37215
                                 (615) 665-9066

               (Address, Including Zip Code, and Telephone Number
        Including Area Code, of Registrant's Principal Executive Offices)

                                 JOSEPH C. HUTTS
                             CHAIRMAN OF THE BOARD,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  PHYCOR, INC.
                      30 BURTON HILLS BOULEVARD, SUITE 400
                           NASHVILLE, TENNESSEE 37215
                                 (615) 665-9066

            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent for Service)

                              --------------------

                                   COPIES TO:

            J. CHASE COLE, ESQ.                      SCOTT L. GELBAND, ESQ.
      WALLER LANSDEN DORTCH & DAVIS,                    PERKINS COIE LLP
 A PROFESSIONAL LIMITED LIABILITY COMPANY               1201 THIRD AVENUE
           NASHVILLE CITY CENTER                           40TH FLOOR
       511 UNION STREET, SUITE 2100              SEATTLE, WASHINGTON  98101-3099
        NASHVILLE, TENNESSEE 37219                       (206) 583-8888
              (615) 244-6380
                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the effectiveness of the Merger described in the Prospectus.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-45017
                                                  ---------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                                        Proposed Maximum
       Title of Each Class of           Amount to be      Proposed Maximum Offering    Aggregate Offering        Amount of
    Securities to be Registered          Registered           Price Per Share(2)            Price(2)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
      Shares of Common Stock,
            no par value            2,549,000 Shares (1)        Not Applicable             $5,262,852                 (1)
-----------------------------------------------------------------------------------------------------------------------------
      Shares of Common Stock,
            no par value              599,066 Shares            Not Applicable             $6,030,077             $226
=============================================================================================================================

(1) Previously registered under Registration Statement No. 333-45017. Registration fee of $1,553 previously paid in conjunction therewith.
(2) Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933. Based upon the book value of the securities to be received by the Registrant in exchange for the Common Stock registered.

                             -----------------------

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933.
================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement, including exhibits thereto, filed by PhyCor, Inc. with the Securities and Exchange Commission (File No. 333-45017) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 30, 1998.


                                           PHYCOR, INC.


                                       By:/s/ Joseph C. Hutts
                                          -------------------------------------
                                                     Joseph C. Hutts
                                           Chairman of the Board, President and
                                                Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph C. Hutts and John K. Crawford his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                                           TITLE                            DATE
----                                           -----                            ----

/s/ Joseph C. Hutts              Chairman of the Board, President, Chief    June 30, 1998
------------------------------   Executive Officer (Principal Executive
Joseph C. Hutts                         Officer) and Director

/s/ John K. Crawford             Chief Financial Officer (Principal         June 30, 1998
------------------------------   Financial and Accounting Officer)
John K. Crawford
                                            Director                        June   , 1998
------------------------------
Ronald B. Ashworth

/s/ Sam A. Brooks, Jr.                      Director                        June 30, 1998
-----------------------------
Sam A. Brooks, Jr.

/s/ Thompson S. Dent             Executive Vice President, Operations       June 30, 1998
------------------------------            and Director
Thompson S. Dent

/s/ Winfield Dunn                           Director                        June 30, 1998
------------------------------
Winfield Dunn

                                            Director                        June   , 1998
------------------------------
C. Sage Givens

/s/ Joseph A. Hill, M.D.                    Director                        June 30, 1998
------------------------------
Joseph A. Hill, M.D.

/s/ Kay Coles James                         Director                        June 30, 1998
------------------------------
Kay Coles James



/s/ James A. Moncrief, M.D.                 Director                        June 30, 1998
------------------------------
James A. Moncrief, M.D.

/s/ Derril W. Reeves              Executive Vice President, Development     June 30, 1998
------------------------------            and Director
Derril W. Reeves

/s/ Richard D. Wright             Executive Vice President, Corporate       June 30, 1998
------------------------------          Services and Director
Richard D. Wright


                                  EXHIBIT INDEX



EXHIBIT
NUMBER                   DESCRIPTION OF EXHIBITS
------                   -----------------------
  5       --   Opinion of Waller Lansden Dortch & Davis, A Professional Limited
               Liability Company
 23.1     --   Consent of KPMG Peat Marwick LLP
 23.2     --   Consent of KPMG Peat Marwick LLP
 23.3     --   Consent of Waller Lansden Dortch & Davis, A Professional Limited
               Liability Company (included in Exhibit 5)
 23.4          Consent of Perkins Coie, LLP
 23.5     --   Consent of BT Alex. Brown Incorporated
 24       --   Power of Attorney (set forth on page II-1)
